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                                   EXHIBIT 15

                       To Cyprus Amax Minerals Company's
                         Quarterly Report on Form 10-Q
                      For the Quarter Ended June 30, 1994

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      August 11, 1994

      Securities and Exchange Commission
      450 Fifth Street, N.W.
      Washington, D.C.  20549

      We are aware that Cyprus Amax Minerals Company has included our report dated August 11, 1994, (issued pursuant to the provisions of Statement on Auditing Standards Nos. 71 and 42) in the Quarterly Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-Q for the quarter ending June 30, 1994, which is incorporated in the Prospectuses constituting a part of each of the following Registration Statements:

         (a) Registration Statements on Form S-8 (Nos. 33-1600, 33-22939 and 33-53792) with respect to Cyprus Amax Minerals Company Savings Plan and Trust.

         (b) Registration Statements on Form S-8 (Nos. 33-1603, 33-21501 and 33-53794) with respect to the Management Incentive Program of Cyprus Amax Minerals Company and its participating subsidiaries.

         (c) Registration Statement on Form S-8 (No. 33-52812) with respect to the Stock Plan for Non-Employee Directors of Cyprus Amax Minerals Company.

         (d) Registration Statement on Form S-3 (No. 33-36413) with respect to the Cyprus Amax Minerals Company Savings Plan and Trust.

         (e) Registration Statement on Form S-8 (No. 33-51011) with respect to the 1988 Amended and Restated Stock Option Plan of Cyprus Amax Minerals Company.

         (f) Registration Statement on Form S-3 (No. 33-54097), as amended, with respect to Cyprus Amax Minerals Company and Cyprus Amax Finance Corporation.

      We are also aware of our responsibilities under the Securities Act of 1933.

      Yours very truly,



      Price Waterhouse LLP

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